Exhibit 21.1

Subsidiaries of the Registrant: CTO Realty Growth, Inc.

as of December 31, 2024:

	Organized Under Laws of	Percentage of Voting Securities Owned by Immediate Parent
Alpine Income Property Manager, LLC	Delaware	100.0	(3)
CTO TRS Crisp39 LLC	Delaware	100.0	(3)
CTO TRS Mitigation LLC	Delaware	100.0	(9)
CTO TRS TBMB LLC	Delaware	100.0	(3)
CTO16 Atlantic LLC	Delaware	100.0	(3)
CTO16 Peterson LLC	Delaware	100.0	(3)
CTO17 Westcliff TX LLC (f/k/a CTO17 Westcliff LLC)	Delaware	100.0	(3)
CTO18 Albuquerque NM LLC	Delaware	100.0	(3)
CTO18 Jacksonville FL LLC	Delaware	100.0	(3)
CTO19 Oceanside NY LLC	Delaware	100.0	(3)
CTO19 Reston VA LLC	Delaware	100.0	(3)
CTO19 Strand Jax LLC	Delaware	100.0	(3)
CTO20 Crossroads AZ LLC	Delaware	100.0	(3)
CTO20 Hialeah LLC	Delaware	100.0	(3)
CTO20 Perimeter II LLC	Delaware	100.0	(3)
CTO20 Perimeter LLC	Delaware	100.0	(3)
CTO20 Santa Fe	Delaware	100.0	(3)
CTO20 Tampa LLC	Delaware	100.0	(3)
CTO21 Acquisitions II LLC	Delaware	100.0	(3)
CTO21 Acquisitions LLC	Delaware	100.0	(3)
CTO21 AL Outparcel LLC	Delaware	100.0	(3)
CTO21 Apex LLC (f/k/a CTO20 Falls Centre LLC)	Delaware	100.0	(3)
CTO21 Buford 1 LLC	Delaware	100.0	(3)
CTO21 Exchange LLC	Delaware	100.0	(3)
CTO21 Santa Fe LLC	Delaware	100.0	(3)
CTO21 Winter Park LLC	Delaware	100.0	(3)
CTO22 Forsyth LLC	Delaware	100.0	(3)
CTO22 Madison Yards LLC	Delaware	100.0	(3)
CTO22 Short Pump LLC	Delaware	100.0	(3)
CTO22 Waterstar LLC	Delaware	100.0	(3)
CTO22 Watters Creek LLC	Delaware	100.0	(3)
CTO23 Forsyth Land LLC	Delaware	100.0	(3)
CTO23 Founder DAL LLC	Delaware	100.0	(3)
CTO23 Rockwall LLC	Delaware	100.0	(3)
CTO24 Brandon LLC	Delaware	100.0	(3)
CTO24 Carolina LLC	Delaware	100.0	(3)
CTO24 Forsyth LLC	Delaware	100.0	(3)
CTO24 Hypoluxo LLC	Delaware	100.0	(3)
CTO24 Millenia LLC	Delaware	100.0	(3)
CTO24 MSTC LLC	Delaware	100.0	(3)
Daytona JV LLC	Delaware	100.0	(7)
DB Beach Land LLC	Delaware	100.0	(3)
DB Main Street LLC	Delaware	100.0	(3)
DB Mainland LLC	Delaware	100.0	(3)(8)
DB Mainland Two LLC	Delaware	100.0	(3)
IGI18 Back 40 LLC	Delaware	100.0	(6)
IGI20 Crossroads AZ LLC	Delaware	100.0	(6)
IGI20 Tampa LLC	Delaware	100.0	(10)
IGI21 Katy LLC	Delaware	100.0	(6)
IGL20 Tampa LLC	Delaware	100.0	(6)
Indigo Development LLC	Florida	100.0	(3)
Indigo Group Inc.	Florida	100.0
Indigo Group Ltd. (A Limited Partnership)	Florida	93.5	(1)
LHC15 Atlantic DB JV LLC	Delaware	100.0	(3)
LHC15 Riverside FL LLC	Delaware	100.0	(3)
Palms Del Mar Inc.	Florida	100.0

Tomoka24 Granada LLC	Delaware	100.0	(3)
Tomoka24 Rivana LLC	Delaware	100.0	(3)
Tomoka Ag Inc.	Florida	0.0	(2)

(1)

CTO Realty Growth, Inc. is a limited partner of Indigo Group Ltd., and owns 93.475% of the total partnership equity. Palms Del Mar, Inc. is the other limited partner and owns 5.065% of the total partnership equity. Indigo Group Inc. is the managing general partner and owns 1.46% of the partnership equity.

(2)	Tomoka Ag Inc. is 100% owned by Indigo Group Inc.
(3)	CTO Realty Growth, Inc. is the Member.
(4)	Palms Del Mar Inc. is the Member.
(5)	Golden Arrow 6 LLC is the Managing Member.
(6)	Indigo Group Inc. is the Managing Member.
(7)	LHC15 Atlantic DB JV LLC is the 50% Managing Member. CTO16 Atlantic LLC is the other 50% Member.
(8)	Formerly known as DB LAND LLC, formerly known as CTO17 Atlanta LLC.
(9)	CTO TRS CRISP 39 LLC is the Member.
(10)	Indigo Group LTD is the Managing Member.

All subsidiaries are included in the Consolidated Financial Statements of the Company and its subsidiaries appearing elsewhere herein.